April 30, 2023

Backstage Capital, LLC

Form C-AR

This Form C-AR (including the cover page and all exhibits attached hereto, the “Form C-AR”) is being furnished by Backstage Capital, LLC, a Delaware limited liability company (the “Company,” as well as references to “we,” “us,” or “our”) for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission (“SEC”).

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at https://backstagecapital.com/ no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by (1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, (3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, (4) the repurchase of all the securities sold pursuant to Regulation CF by the Company or another party, or (5) the liquidation or dissolution of the Company.

The date of this Form C-AR is April 30, 2023

ABOUT THIS FORM C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide any information or make any representations other than those contained in this Form C-AR. The information contained in this Form C-AR and any documents incorporated by reference herein is accurate only as of the date of those respective documents, regardless of the time of delivery of this Form C-AR.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C-AR or any documents incorporated by reference herein is accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in our expectations.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C-AR. This summary may not contain all of the information that may be important to you. You should read this entire Form C-AR carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

Backstage Capital, LLC which was formed in the State of Delaware as a limited liability company on August 7, 2018, is an investment advisor to certain venture capital funds.

The Company is located at 6121 Sunset Blvd Los Angeles, California 90028.

The Company’s website is backstagecapital.com.

The Company conducts business in the State of California and in other states in which it provides its investment advisory services to its funds.

RISK FACTORS

In addition to the risks specified below, the Company is subject to same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Global crises such as COVID-19 can have a significant effect on our business operations and revenue projections.

There is an ongoing outbreak of a novel and highly contagious form of coronavirus (“COVID-19”), which the World Health Organization declared a global pandemic on March 11, 2020. The outbreak of COVID-19 has caused a worldwide public health emergency with a substantial number of hospitalizations and deaths, and has significantly adversely impacted global commercial activity and contributed to both volatility and material declines in equity and debt markets. The global impact of the outbreak is rapidly evolving, and many national, state and local governments have reacted by instituting mandatory or voluntary quarantines, travel prohibitions and restrictions, closures or reductions of offices, businesses, schools, retail stores, restaurants and other public venues and/or cancellations, suspensions and/or postponements of certain events and activities, including certain non-essential government and regulatory activities. Businesses are also implementing their own precautionary measures, such as voluntary closures, temporary or permanent reductions in work force, remote working arrangements and emergency contingency plans.

Such measures, as well as the general uncertainty surrounding the dangers, duration and impact of COVID-19, are creating significant disruption to supply chains and economic activity, impacting consumer confidence and contributing to significant market losses, including by having particularly adverse impacts on transportation, hospitality, tourism, sports, entertainment and other industries dependent upon physical presence. Technological infrastructure has, and will likely continue to be, strained for so long as mandatory or voluntary quarantines are instituted, which will change, and potentially disrupt, the operations of the Company, the venture capital funds we advise and those funds’ portfolio companies. As COVID-19 continues to spread, potential additional adverse impacts, including a global, regional or other economic recession of indeterminate duration, are increasingly likely and difficult to assess and, if the spread of COVID-19 is prolonged, it could adversely affect many economies, global financial markets, Company, the private venture capital funds we advise (each a, “Backstage Fund” and, collectively, the “Backstage Funds”) and the Backstage Funds’ portfolio companies (the “Portfolio Companies”) even after COVID-19 is contained.

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The extent of the impact of COVID-19 on the Company, the Backstage Funds and the Portfolio Companies’ operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted. Those factors include the duration and scope of the resulting public health emergency; the extent of any related restrictions implemented; the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity; and the extent of its disruption to important global, regional and local supply chains and economic markets. The effects of the COVID-19 pandemic may materially and adversely impact the value, performance and liquidity of the Backstage Funds and the Portfolio Companies, leverage availability and terms; the Company’s ability to source, manage and divest investments; and our ability to achieve the Backstage Fund’s investment objectives. All of the foregoing could result in significant losses to the Backstage Funds and their investors and, therefore, to the revenues of the Company.

In addition, COVID-19 and the resulting changes to global businesses and economies likely will adversely impact the business and operations of the Backstage Funds and the Portfolio Companies, and therefore the business and operations of the Company. Certain businesses and activities may be temporarily or permanently halted as a result of government or other quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors, including the potential adverse impact of COVID-19 on the health of key personnel.

The amount of capital the Company has raised may not be enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company may need to procure funds. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenue, as well as the inherent business risks associated with our Company and present and future market conditions. Future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our Backstage Fund launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

The Company’s success depends on the experience and skill of its manager and other key personnel.

In particular, we are dependent on Arlan Hamilton, our Manager and Brittany Davis (the “Principal”). An affiliate of the Company has or intends to enter into employment agreements with the Principal, however there can be no assurance that it will do so or that they will continue to be employed for a particular period of time or that their activities with the Company will be successful. The loss of the Manager, the Principal or any other key personnel could harm the Company’s business, financial condition, cash flow and performance. Accordingly, you should not invest in the Company unless you are willing to entrust all aspects of the management of the Company and the investment decisions we make on the behalf of the Backstage Funds to the Manager and the Principal, which will have considerable discretion in the management of the Company and the selection of the Portfolio Companies.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

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As a portion of the Company’s revenues rely on the profitability of the Backstage Funds, the Company is subject to numerous risks generally related to investing in securities and other investments, and the additional risks associated with investing in non-marketable securities and other non-public companies.

The Backstage Funds aim to generate attractive risk-adjusted returns for their investors by investing primarily in early-stage growth companies led by founders who are underrepresented and underestimated in the venture capital industry. In particular, the Backstage Funds invest in companies led by individuals who identify as women, people of color, and those who identify as members of the LGBTQIA community. Although venture capital investments offer the opportunity for significant capital gains, they also involve a high degree of business and financial risk. Most of the Backstage Funds’ investments are in early-stage growth companies, which will have limited or no operating history, substantial variation in operating results from period to period and may experience failures or significant declines in value at any time. The market for securities of such companies may be extremely volatile and there can be no assurance that market demand and valuations for such companies will not decline substantially in the future.

Furthermore, the possibility that a Portfolio Company will not be able to successfully commercialize its technology, product, or business concept presents considerable risk. Additionally, although some of the Portfolio Companies already may have a commercially successful product, or product line when the Company decides a Backstage Fund should invest, the sectors in which the Backstage Funds intend to invest often have a more limited market or life span than products in other industries. Therefore, the ultimate success of these companies often depends on their ability to continually innovate in increasingly competitive markets. The inability of a Portfolio Company to continue to innovate could negatively impact the investment results achieved by the Backstage Funds and, consequently, the revenues of the Company.

The Backstage Funds have limited investment opportunities.

The venture capital sector and industries in which the Backstage Funds are engaged are highly competitive, and therefore, there are no assurances that the Company will be able to find a sufficient number of attractive opportunities to meet the investment objectives of the Backstage Funds. They compete with financial institutions, large publicly traded companies, and other investment funds in providing financing to the businesses that the Backstage Funds will attempt to finance. Many of the Backstage Funds’ competitors have greater resources than those available to them or to the Company. Moreover, the industry in which the Backstage Funds’ target companies participate is highly competitive, and there are no assurances that any Portfolio Company will obtain the level of success necessary to obtain any Backstage Fund’s objectives.

The investment strategies of the Backstage Funds depends on securities that are not publicly traded on any exchange.

There will likely be no public market for the securities of the Portfolio Companies nor can there be any assurance that any public market will ever develop. Accordingly, the Company may have difficulty selling or otherwise disposing of the securities of one or more Portfolio Companies. The difficulty in selling the securities will impact the profits of the Backstage Funds and, ultimately, the revenues of the Company.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing funds, and will be critical to our success as we form and advise new funds. Any incident that erodes investor confidence for the Backstage Funds could significantly reduce the Company’s value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

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Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of the Backstage Funds, their investors, their Portfolio Companies or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information, in connection with investor or Portfolio Company information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. The intentional or negligent actions of affiliates, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of investor personal data. If any such compromise of our security or the security of information residing with our affiliates, business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

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We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations, such as investment adviser registration requirements, laws and regulations and we expect these costs to increase going forward. This risk disclosure cannot address or anticipate every possible current or future regulation that might affect the Company, the Backstage Fund or the Portfolio Companies. Such regulations may have a significant impact on the Backstage Funds, including restricting the types of investments the Backstage Funds may make, or requiring them to disclose certain confidential information regarding their terms or their investments. The Manager, in her sole and absolute discretion, may cause the Company to be subject to certain regulations if she believes that such business activity is in the Company’s best interest, even if such regulations may have a detrimental effect on one or more investors. The violation of these or future requirements or laws and regulations could result in regulatory, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our ability to operate as an investment adviser. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

BUSINESS

Description of the Business

Backstage Capital, LLC (“Backstage Capital,” the “Company,” “we,” “us,” or “our”) is a venture capital firm. It provides investment advisory services to the Backstage Funds. The Backstage Funds are exempt from registration under the Investment Company Act of 1940 (the “Investment Company Act”) and their securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company deploys the capital raised from investors in the Backstage Funds into qualified early-stage growth companies led by founders who are underrepresented and underestimated in the venture capital industry. In particular, the Backstage Funds invest in companies led by those who identify as women, people of color, and those who identify as members of the LGBTQIA community. The Company provides investment advisory services to each Backstage Fund pursuant to an investment advisory agreement (the “IAA”) among the Company, an affiliate of the Company that serves as a general partner or operator of the Backstage Fund (the “General Partner”), and the Backstage Fund.

Investment advice is provided directly to the Backstage Funds, subject to the discretion and control of the General Partner and not individually to the investors in the Backstage Funds. The investment parameters are generally established in the governing agreements or offering documents of the applicable Backstage Fund. As of December 31, 2022, the Company manages a total of approximately $19,800,000 of Backstage Fund assets, which are all managed on a discretionary basis.

As compensation for the investment advisory services rendered to the Backstage Funds, the Company may be entitled to receive a management fee (the “Management Fee”) in an amount and payable under such terms as those set out in the governing agreements of the applicable Backstage Fund (the “Fund Agreements”) and the applicable IAA. The Management Fee, if any, will be debited from the capital accounts of each investor of the applicable Backstage Fund. Even if the Company is entitled to a Management Fee, it may, in its sole discretion reduce or waive all or a portion of the Management Fee for certain investors in the Backstage Fund.

The Company will also be entitled to receive at least 10% of the performance-based fee or incentive allocation paid or allocated to the General Partner of each Backstage Fund it advises (the “Incentive Fee”) pursuant to the terms of the Fund Agreements and the IAA. The Incentive Fee may vary for each Backstage Fund. The Incentive Fee, if any, will be debited or allocated from the capital accounts of each investor of the applicable Backstage Fund. Even if the Company is entitled to an Incentive Fee, the General Partner may reduce or waive all or a portion of its performance-based fee or allocation for certain investors, which will reduce the Incentive Fee paid to the Company.

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Business Plan

The Company provides investment advisory services to the Backstage Funds pursuant to the investment parameters contained in the governing agreements or offering documents of the applicable Backstage Fund. The Company does this through conducting sourcing activity, reviewing deal flow, and making investment decisions on behalf of the Backstage Funds. It also supports Portfolio Companies in their growth and access to further capital, provides regular reporting to our investors, and raises additional funds.

The Company’s Products and/or Services

The Company provides investment advisory services to the Backstage Funds. It also supports the Backstage Fund Portfolio Companies by facilitating investor introductions, one-on-one guidance business strategy support, access to corporate service discounts, access to live and virtual events and other general business support services.

Competition

The Company’s competitors include other venture capital firms that focus on investing in early stage companies, particularly those who invest in underrepresented founders. It may also compete with financial institutions, large publicly traded companies and other venture capital firms in providing financing to business that the Company will attempt to have a Backstage Fund finance. Many of the Company’s competitors have greater resources than those available to the Company.

Customer Base

The Company does not have customers in the traditional sense. Its clients are the Backstage Funds and its services for the Backstage Funds include providing support to the Backstage Fund Portfolio Companies.

Supply Chain

As a venture capital firm, the Company sponsors the current and future Backstage Funds. Interests in the Backstage Funds are offered pursuant to applicable exemptions from registration under the Securities Act and the Investment Company Act. In general, interests in the Backstage Funds are only offered to persons that are “accredited investors,” as defined in Regulation D under the Securities Act and that meet other qualifications established by the General Partner. Such current and future investors may include, among others, high net worth individuals, banks, thrift institutions, pension and profit sharing plans, trusts, estates, charitable organizations, university endowments, corporations, limited partnerships and liability companies and other entities.

Intellectual Property

The Company does not possess any issued patents, but utilizes several proprietary processes for its review and selection of Portfolio Companies.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Litigation

The Company is not subject to any current litigation or threatened litigation.

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MANAGERS AND PRINCIPALS

The manager and the Principal of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years	Education
Arlan Hamilton	Manager	Arlan’s principal responsibilities include fundraising and firm leadership, supporting portfolio companies, investor relationships, as well as brand development and awareness efforts.	Diploma, Lake Highlands High School, 1999

Brittany Davis	Principal	Brittany’s primary efforts include managing deal flow, sourcing new deals, supporting company selection, co-leading fund reporting, co-leading investor relationships for access to follow-on capital.	M.B.A., Harvard Business School, 2015 B.S., business administration, University of North Carolina at Chapel Hill, 2007

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company has 2 employees.

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Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, the beneficial owners are listed along with the amount they own.

Name	Amount and Type or Class Held	Percentage Ownership
Backstage Umbrella, LLC	Class A limited liability interests	78%

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FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Operations

Backstage Capital, LLC (the “Company”) was incorporated on August 7, 2018 under the laws of the State of Delaware, and is headquartered in Los Angeles, California. At its inception, Arlan Hamilton was the owner of all of the interests of the Company. Effective January 1, 2021, Arlan transferred 100% of her Interests in the Company to Backstage Umbrella, LLC, an affiliate of the Company. Backstage Umbrella, LLC owns 100% of the Class A Interests of the Company. As of December 31, 2022, Arlan owns 74.07% of Backstage Umbrella, LLC and serves as its manager.

Cash and Cash Equivalents

As of December 31, 2022, the Company had an aggregate of $22.00 in cash and cash equivalents.

Liquidity and Capital Resources

The proceeds from the Regulation CF offering are essential to our operations. We shall use the proceeds as set forth under the section titled “Use of Proceeds” in our Form C, which is an indispensable element of our business strategy.

Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the near future.

Material Changes and Other Information

Trends and Uncertainties

Please see the financial statements attached as Exhibit A for subsequent events and applicable disclosures.

Previous Offerings of Securities

Other than the Regulation CF offering, we have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Sold	Amount of Securities Issued	Use of Proceeds	Issue Date	Exemption from Registration Used or Public Offering
Limited liability company interests	N/A Affiliate transfer	100%	N/A	01/01/2021	Section 4(a)(2)
Limited liability company interests	N/A Affiliate Transfer	10%	N/A	2/15/2022	Section 4(a)(2)

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TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company and its Principal engage in a broad range of activities, including investment activities for their own account and for the accounts of the Backstage Funds and other investment funds. In the ordinary course of conducting the Company’s activities, the interests of the Backstage Funds may conflict with the interests of the Company or its Principal. Certain of these interests can be found listed below.

●	Conflicts Generally

The material conflicts of interest encountered by the Company include those discussed below, although the discussion below does not necessarily describe all the conflicts that may be faced by the Company. Other conflicts may be disclosed throughout this Form C-AR and the Form C-AR should be read in its entirety for other conflicts.

●	Conflicts with Respect to Other Activities

The Company and its Principal devote as much of their time to the activities of the Backstage Funds and the Company as they deem necessary and appropriate. Such persons are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Backstage Funds. These activities could be viewed as creating a conflict of interest in that the time and effort of such persons will not be devoted exclusively to the business of the Backstage Funds.

The Company, the General Partner and their respective principals, owners or employees may engage in investment activities for other client accounts, for their own accounts and for family members and others and may make personal investments in other investment funds, some of which have investment strategies similar to those of the Backstage Funds or that may participate with the Backstage Funds in certain private or special situation investment opportunities.

The relationships or arrangements described above are not expected to preclude the Backstage Funds from entering into transactions with such other parties or their affiliates, so long as the terms on which the Backstage Funds participate are determined by the Company to be in the best interest of its investors.

The Company has conducted the following transactions with the related persons listed below in order to pay the debts of the various entities (including a loan from ArlanWasHere LLC to Backstage Studio, Inc.) as disclosed on the Company’s Form C and the operating expenses for Backstage Studio, Inc.:

ArlanWasHere LLC

Backstage Capital GP, LLC

Backstage Capital Opportunity Fund I, LP

Backstage Studio, Inc.

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Restrictions on Transfer

Any securities sold pursuant to Regulation CF may not be transferred by any investor of such securities during the one-year holding period beginning when the securities were issued, unless such securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an initial public offering; or (4) to a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each investor should be aware that although the securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

In addition, an investor may not transfer the securities without the consent of the Manager.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Arlan Hamilton
(Signature)

Arlan Hamilton
(Name)

Manager
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Arlan Hamilton
(Signature)

Arlan Hamilton
(Name)

Manager
(Title)

April 30, 2023
(Date)

Instructions.

1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2. The name of each person signing the form shall be typed or printed beneath the signature. Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

EXHIBIT A

Financial Statements

BACKSTAGE CAPITAL, LLC

Unaudited Financial Statements for the

Years Ending December 31, 2022 and 2021

BACKSTAGE CAPITAL, LLC

BALANCE SHEET

As of December 31, 2022 and 2021

(Unaudited)

	2022	2021
ASSETS

Current Assets
Cash and cash equivalents	22.00	1.07
Accounts receivable	0	25,910.00
Prepaid expenses	0	0

Total Current Assets	5,133,090.00	25,911.07

Total Fixed Assets, net	0	0

Total Assets	5,133,090.00	25,911.07

LIABILITIES AND MEMBERS’ CAPITAL

Total Liabilities	5,133,090.00	6,238,229.33

MEMBERS’ CAPITAL

Retained Earnings (Accumulated Deficit)	(927,842.00)	(6,212,318.36)

Total Members’ Capital	5,133,090.00	(6,212,318.36)

Total Liabilities and Members’ Capital	5,133,090.00	25,911.07

BACKSTAGE CAPITAL, LLC

STATEMENT OF OPERATIONS

For Years Ending December 31, 2022 and 2021

(Unaudited)

	2022	2021

Revenues	$0	26,000.00
Cost of revenues	$0	0
Gross profit (loss)	$0	26,000.00

Operating expenses
Total operating expenses	41,251.00	5,238,318.26

Net Income (Loss)	$(41,251.00)	$(5,212,318.26)

BACKSTAGE CAPITAL, LLC

STATEMENT OF MEMBERS’ CAPITAL

For Year Ending December 31, 2022 and 2021

(Unaudited)

	Member Capital	Retained Earnings	Total Members’ Capital
Balance as of December 31, 2021	$0	$(6,212,318.26)	$(6,212,318.26)
Balance as of December 31, 2022	$0	$(927,842.00)	$5,133,090.00

BACKSTAGE CAPITAL, LLC

STATEMENT OF CASH FLOWS

For Years Ending December 31, 2022 and 2021

(Unaudited)

	2022	2021

Operating Activities
Net Income (Loss)	$(41,251.00)	$(5,212,318.26)

Net cash used in operating activities	$(41,251.00)	(4,836,823.54)

Investing Activities
Purchase of equipment	0	0

Net change in cash from investing activities	0	0

Financing Activities
Proceeds from issuance of debt	0	0
Issuance of common stock, net of offering costs
Members’ contributions, net of distributions	0	0

Net change in cash from financing activities	$41,272.00	4,836,824.61

Net change in cash and cash equivalents	$21.00	1.07

Cash and cash equivalents at beginning of period	$1.00	0

Cash and cash equivalents at end of period	$22.00	$1.07

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

BACKSTAGE CAPITAL, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

NOTE 1 – NATURE OF OPERATIONS

Backstage Capital, LLC. (which may be referred to as the “Company”, “we,” “us,” or “our”) was registered in Delaware on August 27, 2018. The Company is a venture capital firm that provides investment advisory services. The Company’s headquarters are in Los Angeles, California. The company began operations and incurring expenses in 2021.

Since Inception, the Company has relied on contributions from owners to fund its operations, plus investment by Class CF members who acquired their interest in connection with a Regulation Crowdfunding Offering (“Reg CF Offering”). As of December 31, 2022, the Company had negative working capital and will likely incur additional losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 7). During the next twelve months, the Company intends to fund its operations with funds from revenue producing activities, if and when such can be realized. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying unaudited financial statements do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for the fair presentation of the unaudited financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fixed Assets

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to forty years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. Prior to the adoption of ASC 606, we recognized revenue when persuasive evidence of an arrangement existed, delivery of products had occurred, the sales price was fixed or determinable and collectability was reasonably assured. The Company generates revenues by providing management services. The Company’s payments are either collected with net 30 terms or through sharing of profits when an investment has a positive liquidity event that distributes earnings to the Company.

Accounts Receivable

Accounts receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivables are stated at the amount billed to the customer. Payments of accounts receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – INCOME TAXES

The Company has not filed its income tax return for the year ended December 31, 2020, or prior years since the Company had incurred no expenses or received income during these periods. An extension has been filed for the year ending December 31, 2022.

NOTE 4 – MEMBERS’ CAPITAL

As of December 31, 2022, the Company had the following classes of members:

Class A Members

Class CF Members

Class CF members are held by investors who acquired their interest in connection with a Regulation Crowdfunding Offering (“Reg CF Offering”).

Earnings and expenses of the Company are distributed based on the membership class. The operating agreement of Backstage Capital LLC defines how the earnings and expenses will be distributed. The following is the allocation of earnings based upon the operating agreement of Backstage Capital LLC once the Regulation Crowdfunding offering has been completed.

Management Fees

The management fee percentage that the Class CF Members can receive is limited to 10% of the total management fee revenue received by the Company. Class A Members receive the remaining management fee revenue of the Company that is not allocated to Class CF Members.

Incentive Fees

Incentive allocation fees or performance-based fees (“Incentive Fee”) are earned and distributed to Class CF Members and are earned and distributed to Class CF Members’ individual ownership divided by the total ownership of all of the Class CF Members. Even if the Company is entitled to an Incentive Fee, the general partner of the Company may reduce or waive all a portion of its performance-based fee or allocation for certain investors, which will reduce the Incentive Fee paid to the Company.

Operating Net Profits or Losses

The operating net profits or losses percentage that the Class CF Members can receive is limited to 10% of the total operating net profits or losses received by the Company. Class A Members receive the remaining operating net profits or losses of the Company that is not allocated to Class CF Members.

Sale of the Company or assets of the Company

The percentage that the Class CF Members can receive is limited to 10% of the total proceeds received by the Company. Class A Members receive the remaining management fee revenue of the Company that is not allocated to Class CF Members.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has entered into investment management agreements and which entitle the Company to receive management agreements and carried interest as consideration for services provided by the Company. The founder and owner of the Class A membership interest of the Company can also receive compensation for her services through the Company and through entities that are affiliated with the Company.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

NOTE 7 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2021 and therefore had no operating history prior to 2021. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

COVID-19

In January 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to adversely impact global commercial activity and contributes to significant declines and volatility in financial markets. The coronavirus outbreak and government responses created disruption in global supply chains and adversely impacted many industries. The outbreak has had a continued material adverse impact on economic and market conditions and triggered a period of global economic slowdown. The rapid development and fluidity of this situation and the resulting global economic slowdown precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

Crowdfunded Offering

In 2021 the Company raised $4,719,880 from Reg CF Members (Crowdfunded Offering) through the Omnibus Class CF Instrument, Representing Economic Interest in Class CF Interest. Prime Trust, LLC, is the custodian and trustee of Class CF Member’s beneficial membership in Backstage Capital LLC.

The Crowdfunded Offering was made through OpenDeal Inc. (the “Intermediary” aka “Republic” or “Republic.co”). The Intermediary was entitled to receive a 6% commission fee and 2% of the securities issued in this offering.

Management’s Evaluation

Management has evaluated subsequent events through March 30, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

CERTIFICATION

I, Arlan Hamilton, Manager of Backstage Capital, LLC, certify that the financial statements of Backstage Capital, LLC included in this Form C-AR are true and complete in all material respects.

Dated: April 30, 2023	/s/ Arlan Hamilton
Arlan Hamilton
Manager